CORPORATE GUARANTEE

THIS CORPORATE GUARANTEE is given this 21st day of June, 2024 by **CLEAN ENERGY TECHNOLOGIES, INC.**, a Nevada corporation, having its office at 1340 Reynolds Road, Unit 120, Irvine, California 92614 (hereinafter referred to as "the Guarantor," which expression shall, include its successors in title and assigns) to **FPM DEVELOPMENT, LLC**, a Nevada limited liability corporation and **EVERGREEN CREDIT FACILITY I, LLP**, a Nevada limited liability partnership, having an office at 3101 West Exposition Boulevard, Los Angeles, California (hereinafter referred to as "the Lender", which expression shall include its successors in title and assigns).

WHEREAS the Lender has agreed to grant to **Vermont Renewable Gas, LLC**, a Vermont Limited Liability Company with its corporate address at 145 Pine Haven Shores Road #1000A Shelburne, VT 05482 (hereinafter referred to as the "Borrower,") a loan in the maximum principal sum of Twelve Million Dollars (USD 12,000,000), (hereinafter referred to as the "Loan") subject to execution of a separate loan agreement with the Borrower and the Guarantor giving to the Lender in writing a Corporate Guarantee as hereinafter appearing.

NOW THEREFORE THIS CORPORATE GUARANTEE WITNESETH as follows:

1. **Continuing Guarantee and Obligations covered**:

The Guarantor hereby absolutely and unconditionally guarantees, on a continuing basis, to the Lender the prompt payment to it when due at maturity and all of the Borrower's liabilities and obligations which now or may hereafter from time to time become owing to the Lender by the Borrower either solely or jointly with any others in respect of the Loan granted to the Borrower by the Lender up to the maximum principal sum of Twelve Million Dollars (USD 12,000,000) together with all interest occasioned by or incidental to this or any other security for the aforementioned liabilities and obligations or the enforcement of this or any such other security, the interest aforesaid being payable as well after as before any judgment and all such liabilities and obligations of the Borrower to the Lender now or hereafter existing being hereinafter referred to as "the obligations".

2. **Extensions of Obligations and Primary Liability:**

The obligations shall include all renewals, extensions and modifications of any indebtedness or liability of the Borrower in respect of the obligations. The undersigned agrees that its liability hereunder shall be that of one primarily liable on the obligations and not merely that of surety.

3. **Notices, Demands, and Certificates**

(a) Any notice or other demand required to be given by the Lender hereunder may be given or made by sending it by a nationally-recognized delivery service (such as Federal Express or UPS, hereinafter referred to as "Delivery Service"), or by U.S. mail, as certified or registered mail (hereinafter referred to as "U.S. Mail") to the Guarantor at its last known place of business and a notice or demand so given or made shall be deemed sufficient upon delivery, when delivered by a Delivery Service or seventy-two hours after being deposited in the U.S. Mail.

(b) Service or receipt of any notice hereunder shall be conclusive evidence in any dispute resolution proceedings as evidence of the moneys and liabilities for the time being due or incurred to the Lender from or by the Borrower.

4. **Succession and Transfer**

This continuing guarantee shall bind the undersigned and its successors and assigns, and shall ensure for the benefit of the Lender and its successors and assigns, provided that no assignment of any of the Guarantor's obligations hereunder shall be valid without the prior written consent of the Lender, not to be unreasonably withheld by Lender.

5. **Interpretation of Security**

In this Corporate Guarantee, the expression "security" shall be deemed to include judgement, specialty, guarantee, indemnity, negotiable and other instruments and securities of every kind.

6. **Dispute Resolution**

(a) Any disputes arising out of this Agreement shall be resolved through arbitration in Nevada in accordance with the rules of the American Arbitration Association.

(b) Borrower and Guarantor waives, to the fullest extent permitted under Applicable Law the right to a trial by jury in any legal proceeding arising out of or related to this Agreement or by the transactions hereby or thereby.

7. **Governing Law**

This Corporate Guarantee shall be interpreted, governed by, and construed in accordance with the laws of the State of Nevada.

The undersigned has caused this Corporate Guarantee to be duly executed by its duly authorized officer as of the day and year first above written.

Clean Energy Technologies, Inc.

By /s/ Kambiz Mahdi

Name: Kambiz Mahdi

Title: Chief Executive Officer

Witness

/s/ Alexis Wong

Name: Alexis Wong